Exhibit (H)(1)(B)

Amendment no. 9 to
ADMINISTRATION AGREEMENT

THIS AMENDMENT NO. 9 TO ADMINISTRATION AGREEMENT (this “Amendment”), effective as of November 2, 2021 (the “Amendment Effective Date”), by and between Schwab Strategic Trust (“Trust”) and Charles Schwab Investment Management, Inc. (the “Administrator”).

WHEREAS, Trust and Administrator entered into an Administration Agreement, dated October 12, 2009 (the “Administration Agreement”), pursuant to which Administrator provides administrative and accounting services to the Trust on behalf of the series set forth on Schedule I to the Administration Agreement;

WHEREAS, the parties hereto desire to amend Schedule I to the Administration Agreement to reflect an additional series of the Trust.

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule I of the Administration Agreement is hereby amended to add the following Portfolio:

Schwab Ariel ESG ETF

A new Schedule I listing each of the Portfolios subject to the Administration Agreement as of the date of this Amendment is hereby attached to this Amendment.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect. Capitalized terms not defined herein shall have the same meaning as set forth in the Administration Agreement.

3.	Entire Agreement. The Administration Agreement as modified by this Amendment constitutes the entire agreement among the parties with respect to the subject matter contained herein and therein and may only be amended by a writing executed by all parties.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

SCHWAB STRATEGIC TRUST, on behalf of each Portfolio listed on Schedule A		CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:	/s/ Mark Fischer	By:	/s/ Jonathan de St Paer
Name:	Mark Fischer	Name:	Jonathan de St Paer
Title:	Treasurer, CFO & COO	Title:	President

SCHEDULE I

to the

ADMINISTRATION AGREEMENT

Dated as of October 12, 2009 between

SCHWAB STRATEGIC TRUST and

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

As of November 2, 2021

Portfolios

Schwab U.S. Broad Market ETF

Schwab U.S. Large-Cap ETF

Schwab U.S. Large-Cap Growth ETF

Schwab U.S. Large-Cap Value ETF

Schwab U.S. Small-Cap ETF

Schwab International Equity ETF

Schwab International Small-Cap Equity ETF

Schwab Emerging Markets Equity ETF

Schwab U.S. TIPS ETF

Schwab Short-Term U.S. Treasury ETF

Schwab Intermediate-Term U.S. Treasury ETF

Schwab U.S. REIT ETF

Schwab U.S. Mid-Cap ETF

Schwab U.S. Aggregate Bond ETF

Schwab U.S. Dividend Equity ETF

Schwab Fundamental U.S. Broad Market Index ETF

Schwab Fundamental U.S. Large Company Index ETF

Schwab Fundamental U.S. Small Company Index ETF

Schwab Fundamental International Large Company Index ETF

Schwab Fundamental International Small Company Index ETF

Schwab Fundamental Emerging Markets Large Company Index ETF

Schwab 1000 Index ETF

Schwab 1-5 Year Corporate Bond ETF

Schwab 5-10 Year Corporate Bond ETF

Schwab Long-Term U.S. Treasury ETF

Schwab International Dividend Equity ETF

Schwab Ariel ESG ETF